                                     Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                       WATERHOUSE INVESTOR SERVICES, INC.
               (Exact name of registrant as specified in charter)

           Delaware                                                13-3400568
 (State or other Jurisdiction                                   (I.R.S. Employer
      of Incorporation)                                         Identification)

                                100 Wall Street
                           New York, New York  10005
                    (Address of Principal Executive Offices)

           WATERHOUSE INVESTOR SERVICES, INC. 1992 STOCK OPTION PLAN
                            (Full Title of the Plan)

                          LAWRENCE M. WATERHOUSE, JR.
                            CHIEF EXECUTIVE OFFICER
                       WATERHOUSE INVESTOR SERVICE, INC.
                                100 Wall Street
                           New York, New York  10005
                    (Name and address of agent for service)

                                (212) 806-3500
         (Telephone number, including area code, of agent for service)

                                    Copy to:

                           Denis R. Pinkernell, Esq.
                      Satterlee Stephens Burke & Burke LLP
                                230 Park Avenue
                           New York, New York  10169

- ----------------------------------------------------------------------------------------------------------------------
                                                CALCULATION OF REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------------------
                                                            Proposed                    Proposed
                                                            Maximum                     Maximum
Title of Each                      Amount                   Offering                    Aggregate         Amount of
Class of Securities                Being                    Price per                   Offering          Registration
Being Registered                   Registered(1)            Share(1)                    Price(1)          Fee
- ----------------------------------------------------------------------------------------------------------------------
 Common Stock
 $01. par value                     1,218,750 shares         $23.50                    $28,640,625           $9,876
- ----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457 (c) and (h) and base upon the average of the high and low prices of the Company's Common Stock on June 28, 1995 as reported on the New York Stock Exchange.

                                     PART I

     Pursuant to Part I of Form S-8, the information required by Item I of Form S-8 is not filed as part of this Registration Statement.

                                    PART II

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The annual Report of the Registrant on Form 10-K for the fiscal year ended August 31, 1994

     (b) The Quarterly Reports of the Registrant on Form 10-Q for the quarters ended November 30, 1994 and February 28, 1995.

     (c) The Proxy Statement of the Registrant for the Annual Meeting of Stockholders held February 7,1995.

     (d) The description of the Registrant's Common Stock as set forth in the Registrant's Form S-1 Registration Statement (File No. 33-13461).

     All Documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the completion or termination of this offering of shares of Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     The registrant hereby undertakes to provide, without charge to each participant in the Plan, on the written or oral request by any such person, a copy of any and all of the documents that have been or may be incorporated by reference, other than exhibits to such documents (unless such exhibits are incorporated by reference). The request for such documents should be directed to Richard H. Neiman, Secretary, Waterhouse Investor Services, Inc., 100 Wall Street, New York, New York 10005, telephone (212) 806-3500.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Names Experts and Counsel.

     The legality of the Common Stock offered hereby has been passed upon for the Registrant by Satterlee Stephens Burke & Burke LLP

LLP, 230 Park Avenue, New York, New York 10169. James F. Rittinger, a director of the Company, is a Partner of Satterlee Stephens Burke & Burke LLP and is the beneficial owner of 7013 shares of Common Stock of the Registrant.

Item 6.  Indemnification of Directors and Officers.

     Reference is made to Section 145 of the General Corporation Law of the State of Delaware, which provides for indemnification of directors and officers in certain circumstances. Insofar as indemnification of liabilities arising under the Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.



Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits

     Exhibit No.                       Description
     -----------                       -----------
        5                      Opinion of counsel as to legality
                               of the securities being registered.

       23(a)                   Consent of Price Waterhouse LLP

       23(b)                   Consent of Satterlee Stephens Burke
                               & Burke LLP (including in opinion filed
                               as Exhibit 5 hereto).

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes as follows:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post- effective amendment to this registration a statement:

          (i)   To include any prospectus required by Section
              10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertaking set forth in paragraphs (i) and (ii) above do not apply if that information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(a) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final jurisdiction of such issue.

                                   SIGNATURE

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of June, 1995.

                                            WATERHOUSE INVESTOR SERVICES, INC.
                                                  (Registrant)

                                            By: /s/ Lawrence M. Waterhouse, Jr.
                                                -------------------------------
                                                Lawrence M. Waterhouse, Jr.
                                                Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                            Title                                                Date
- ---------                            -----                                                ----
/s/ Lawrence M. Waterhouse, Jr.      Chairman of the Board                                June 30, 1995
- -------------------------------      Chief Executive Officer,
Lawrence M. Waterhouse, Jr.          Officer and Director


/s/ Frank J. Petrilli                President, Chief Operating                           June 30, 1995
- -------------------------------      Officer and Director
Frank J. Petrilli

/s/ Barnard M. Siegel                Senior Vice President,                               June 30, 1995
- -------------------------------      Chief Financial Officer
Barnard M. Siegel

/s/ Kenneth I. Coco                  Senior Vice President,                               June 30, 1995
- -------------------------------      Treasure and Director
Kenneth I. Coco

/s/ Frank E. Conti                   Senior Vice President                                June 30, 1995
- -------------------------------      Controller and Director
Frank E. Conti

/s/ Richard H. Neiman                Executive Vice President,                            June 30, 1995
- -------------------------------      General Councel, Secretary
Richard H. Neiman                    and a Director

/s/ Peter A. Wigger                  Senior Vice President and Director                   June 30, 1995
- -------------------------------
Peter A. Wigger

                                     Chairman Emeritus of                                 June  , 1995
- -------------------------------      the Board of Directors
Jerome Belson

                                     President Emeritus                                   June  , 1995
- -------------------------------      and Director
Edward J. Nicoll

/s/ John H. Chapel                   Senior Vice President                                June 30, 1995
- -------------------------------      and Director
John H. Chapel





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

                                     Director                                             June  , 1995
- -------------------------------
William J. Cardew

                                     Director                                             June  , 1995
- -------------------------------
Arthur J. Radin

                                     Director                                             June  , 1995
- -------------------------------
James F. Rittinger

                                     Director                                             June   , 1995
- -------------------------------
George F. Staudter





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

                                EXHIBIT INDEX
                                -------------



     Exhibit No.                       Description
     -----------                       -----------

        5                      Opinion of counsel as to legality
                               of the securities being registered.

       23(a)                   Consent of Price Waterhouse LLP

       23(b)                   Consent of Satterlee Stephens Burke
                               & Burke LLP (including in opinion filed
                               as Exhibit 5 hereto).